UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 5, 2010
Date of Report (Date of earliest event reported)

PICO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

875 Prospect Street, Suite 301
La Jolla, California  92037
(Address of principal executive offices) (Zip code)

Registrant’s Telephone Number, Including Area Code:  (888) 389-3222

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions

PICO Holdings, Inc. issued a press release on August 9, 2010 announcing its financial results for its fiscal second quarter and six months ended June 30, 2010.  The full text of the press release is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 5, 2010, John D. Weil retired as independent and non-executive Chairman and Director.  On May 14, 2010, Mr. Weil had announced his plan to retire from the Board of Directors within six months or sooner if a successor was named before that time, as disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on May 18, 2010.

On August 5, 2010, the Board of Directors unanimously elected Ronald Langley as non-executive Chairman.  Mr. Langley has been a member of the Company’s Board of Directors since 1996 and served as Chairman from 1996-2007.

Also, on August 5, 2010, the Board of Directors unanimously elected Kristina M. Leslie as non-executive Vice Chairwoman.  Ms. Leslie has been a director of the Company since 2009.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of PICO Holdings, Inc. dated August 9, 2010 (financial results for fiscal second quarter and six months ended June 30, 2010).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 9, 2010

PICO HOLDINGS, INC.

By: /s/ James F. Mosier
James F. Mosier
General Counsel and Secretary